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FOR IMMEDIATE RELEASE                                Contact:   Michael Burke
Nasdaq:IMGC                                                     Exec. VP & CFO

                                                     Contact:   Cathy Yudzevich
                                                                IR Specialist
                                                                (518) 782-1122

                   INTERMAGNETICS REAFFIRMS 2003 EXPECTATIONS,
                    PROVIDES INITIAL GUIDANCE FOR FISCAL 2004

o   Enhanced Contract With Major Customer Expands Long-Term Revenue Potential
o 'Marconi' Opportunity Expected To Contribute Additional Magnet Sales Beginning In FY04, Potential Of More Than $20 Million Annually By Fiscal 2006
o Decision To Broaden Responsibility Of Magnet Supply-Chain Management Expected To Result In A One-Time Lowering Of Sales, Earnings During Q1, Followed By Ramp Up To Enhanced Run Rate During FY04
o   Long-Term Annual Earnings Growth Target Of 10%-15% Maintained

LATHAM, N.Y., May 14, 2003--Intermagnetics General Corporation (Nasdaq:IMGC) today reaffirmed expected earnings for the fourth quarter of the current fiscal year ending May 25, 2003, of $0.25 to $0.26 per diluted share.

Glenn Epstein, chairman and chief executive officer, noted that overall FY04 earnings growth is still expected despite an anticipated drop in first-quarter MRI magnet deliveries as a result of the conscious decision to strategically realign supply-chain responsibilities between Intermagnetics and its major customer, Philips Medical Systems. Intermagnetics and Philips recently extended and enhanced their exclusive supplier agreement.

"The newly amended contract provides improved longer-term visibility on revenues for many years to come," Epstein said. "We expect incremental revenue increases to result from our capturing of the 'Marconi' volume in addition to anticipated gains from ongoing ramping of 3.0T magnet demand, commercial introduction of our proprietary high-field open magnets, continued development of new MRI procedures and applications and the underlying growth characteristics of the overall MRI market.

"This new contract provides strong underpinning to our confidence that Intermagnetics can achieve our stated goal of long-term earnings growth of 10 percent to 15 percent on an annualized basis over the next five years and beyond," Epstein said. "This target focuses on sustainable long-term opportunities, so short-term trade-offs will occasionally be appropriate and necessary.

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"After the planned decrease in the upcoming quarter to adjust for our new commitment to broader supply-chain management, we expect incremental revenue increases that will begin in fiscal 2004 and that have the potential to exceed $20 million annually by FY2006. This is a result of our capturing new sales related to Philips' acquisition of Marconi Medical Systems. In addition, other initiatives are expected to generate further growth within our MRI business segment.

"However, the initial net effect of our decision to enter into this enhanced strategic agreement is that we expect the upcoming quarter to result in minimal profitability followed quickly by run-rates that are expected to be in line with our long-term goals," Epstein said. "We expect the anticipated abnormally low first quarter will result in the upcoming 2004 fiscal year being below our stated long-term targets, but will position the company for above-average growth rates in subsequent years.

"Another key benefit of this revised contractual relationship is that we have also agreed to collaborate with our major customer on a wider range of development activities, possibly evolving into other product or service areas that would be of incremental benefit to Intermagnetics," Epstein said.

Expect Ongoing Improvements In All Three Segments

"We see solid near- and longer-term prospects for both of our core operating segments and our emerging Energy Technology segment at SuperPower, said Epstein.

"The MRI segment should see increased sales of its recently introduced, powerful
3.0 Tesla superconducting MRI magnet," he said. Additionally, Intermagnetics' new high-field 1.0T open magnet design is expected to enter commercial delivery levels around 2005, depending on product introduction decisions made by the MR system producers with which Intermagnetics has relationships.

According to industry experts, the overall global MRI market is projected to grow in the range of 9 percent to 10 percent annually for the foreseeable future. This growth rate could increase with the introduction of newly configured MRI systems and new applications in neurological and cardiology diagnostic procedures.

The Instrumentation segment is expected to remain profitable and contribute increasingly to overall operations during fiscal 2004, Epstein said. "We are projecting near-term improvements with no reliance on recovery in the semiconductor market, although we are well positioned to capitalize on that when it occurs," he added. "Rather, our outlook is based on anticipated strength within our core industrial vacuum markets."

The Energy Technology segment also is expected to contribute increasing revenues during fiscal 2004 that could be quite meaningful when compared to prior years.

"We expect government contract revenues and revenues from the Albany superconducting cable project to ramp significantly during the year," Epstein stated. "Additionally, we are on track toward our stated goal of producing commercially viable second-generation superconducting cable and related devices for electric power transmission and distribution by mid-decade."

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Solid Long-Term Growth Outlook

"Overall, we remain comfortable with attaining our long-term goals, both in terms of revenue and income as well as our benchmarks for operating improvements," Epstein said. "Intermagnetics continues to build on a solid infrastructure of proven, sophisticated operations and talented executives and staff. We expect to continue delivering new technology and products to both existing and prospective customers, resulting in attractive revenue and earnings growth for the foreseeable future."

Intermagnetics will discuss this news release during a conference call on May 15, 2003, beginning at 11 a.m. EDT. The call will be broadcast live and archived over the Internet through the company's web site www.igc.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 282-2315 - conference 144101. The international dial-in number is (703) 871-3016
- conference 144101. The company will also make available a digital replay beginning May 15, 2003, at 2:00 p.m. EDT through midnight May 17, 2003, by dialing (703) 925-2533 and requesting conference 144101.

Intermagnetics (www.igc.com), drawing on the financial strength, operational excellence and technical leadership in its core businesses of Magnetic Resonance Imaging and Instrumentation has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, radio-frequency coils, magnets and devices utilizing low- and high-temperature superconductors and related cryogenic equipment. Intermagnetics derives current revenues primarily from applications within magnetic resonance imaging for medical diagnostics and cryogenic applications for vacuum and related processes. The company is at the forefront in the development of high-temperature superconductor-based applications that would provide increased capacity and reliability for transmission and distribution of electric power. Through its own research and development programs and in conjunction with industry and other partners, Intermagnetics is committed to further commercialization of applied superconductivity and cryogenic systems for a broad range of applications.

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Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These include, without limitation, the assumptions, risks, and uncertainties set forth here as well as in the company's Annual Report on Form 10-K including but not limited to: (1) the company's ability to meet the performance and quality requirements of its customers, particularly with respect to new products, and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies, (2) our largest customer's ability to maintain and grow its share of the market for MRI systems, including its new "Enterprise" system, (3) continued improvement in order trends from the Instrumentation segment and (4) the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and to avoid the potential adverse impact of competitive emerging patents. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.